Exhibit 10.43

INDEMNIFICATION AGREEMENT

This Agreement made and entered into this ____ day of ______ (the “Agreement”), by and among Boston Properties, Inc., a Delaware corporation (“BXP”), Boston Properties Limited Partnership, a Delaware limited partnership (the “Operating Partnership”), and ____________ (“Indemnitee”). The term “Company” as used in this Agreement is intended to refer to both or either of BXP and/or the Operating Partnership, as the context requires so as to interpret the relevant provision in such a manner as to permit the broadest scope of allowable indemnification for Indemnitee hereunder permitted by applicable law and regulations.

WHEREAS, BXP desires to attract and retain the services of highly qualified individuals, such as Indemnitee, to serve as directors and/or officers of BXP;

WHEREAS, increased corporate litigation has subjected directors and officers to litigation risks and expenses, and there are limitations on the availability of directors and officers liability insurance;

WHEREAS, BXP’s By-laws, as amended (the “By-laws”), require it to indemnify its directors and officers to the fullest extent permitted by law and permit it to make other indemnification arrangements and agreements;

WHEREAS, the Company desires to provide Indemnitee with specific contractual assurance of Indemnitee’s rights to full indemnification against litigation risks and expenses (regardless, among other things, of any amendment to or revocation of BXP’s Amended and Restated Certificate of Incorporation, as amended (the “Charter”) or By‑laws or any change in the ownership of the Company or the composition of its Board of Directors);

WHEREAS, the Company intends that this Agreement provide Indemnitee with greater protection than that which is provided by BXP’s By-laws, and if Indemnitee is a party to a prior Indemnification Agreement with the Company, that this Agreement shall supercede such Indemnification Agreement as to provide uniformity among all similarly situated persons; and

WHEREAS, Indemnitee is relying upon the rights afforded under this Agreement in [becoming] [continuing as] a director and/or officer of the Company.

NOW, THEREFORE, in consideration of the promises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1.    Definitions.
(a)    “Corporate Status” describes the status of a person who is serving or has served (i) as a director and/or officer of the Company, (ii) in any capacity with respect to any employee benefit plan of the Company, (iii) as a director, partner, trustee, officer, employee, agent, member or manager of any other Entity at the request of the Company or (iv) as a “partnership representative,” “tax matters partner” or “designated individual” for federal income tax purposes set forth in the Internal Revenue Code of 1986, as amended (the “Code”) or any similar role for state, local or municipal tax purposes, for the Company (including signing, or otherwise acting, on behalf of the Company whenever the Company is serving in any of the foregoing roles) or for any other Entity at the request of the Company; or (v) as an “authorized person,” “third-party designee,” “responsible party,” “responsible person” or similar role for federal, state, local or municipal tax purposes (including in connection with filing a New York State sales and use tax return or Internal Revenue Service (“IRS”) Form SS-4) for the Company (including signing, or otherwise acting, on behalf of the Company whenever the Company is serving in any of the foregoing roles) or for any other Entity at the request of the Company. For purposes of subsections (iii) through (v) of this Section 1(a), if Indemnitee is serving or has served as (x) a director, partner, trustee, officer, employee or agent, (y) a “partnership representative,” “tax matters partner” or “designated individual” for federal income tax purposes set forth in the Code or any similar role for state, local or municipal tax purposes or (z) an “authorized person,” “third-party designee,” “responsible party,” “responsible person” or similar role for federal, state, local or municipal tax purposes (including in connection with filing of a New York State sales and use tax return or IRS Form SS-4), in each case, of a Subsidiary, Indemnitee shall be deemed to be serving at the request of the Company.

(b)    “Entity” shall mean any corporation, partnership, limited liability company, joint venture, trust, foundation, association, organization or other legal entity.

(c)    “Expenses” shall mean all fees, costs and expenses incurred by Indemnitee in connection with any Proceeding (as defined below), including, without limitation, attorneys’ fees, disbursements and retainers (including, without limitation, any such fees, disbursements and retainers incurred by Indemnitee pursuant to Sections 10 and 11(c) of this Agreement), fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services, the premium, security for and other costs relating to any cost bond, supersedes bond or other appeal bond or its equivalent, and any other disbursements and expenses. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(d)    “Indemnifiable Expenses” and “Indemnifiable Liabilities” respectively, shall mean the Expenses and Liabilities, respectively, incurred in connection with a Proceeding. “Indemnifiable Amounts” means Indemnifiable Expenses and Indemnifiable Liabilities.

(e)    “Liabilities” shall mean judgments, damages, liabilities, losses, penalties, excise taxes, fines and amounts paid in settlement.

(f)    “Proceeding” shall mean any threatened, pending or completed claim, action, suit, arbitration, alternate dispute resolution process, inquiry, subpoena, investigation (including internal investigations), administrative hearing, appeal, or any other proceeding, whether civil, criminal, administrative, arbitrative or investigative, in each case whether formal or informal, including a proceeding initiated by Indemnitee pursuant to Section 10 of this Agreement to enforce Indemnitee’s rights hereunder.

(g)    “Subsidiary” shall mean (i) any corporation, partnership, limited liability company, joint venture, trust or other Entity of which the Company owns (either directly or through or together with another Subsidiary of the Company) either (A) a general partner, managing member or other similar interest or (B) (1) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture, trust or other Entity, or (2) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture, trust or other Entity, or (ii) any joint venture of which the Company (either directly or through or together with another Subsidiary of the Company) is a stockholder, member or partner.

2.    Services of Indemnitee. In consideration of the Company’s covenants and commitments hereunder, Indemnitee agrees to serve or continue to serve as a director and/or officer of the Company. However, this Agreement shall not impose any obligation on Indemnitee or the Company to continue Indemnitee’s service to the Company beyond any period otherwise required by law or by other agreements or commitments of the parties, if any.

3.    Agreement to Indemnify. The Company agrees to indemnify Indemnitee as follows:

(a)    Proceedings Other Than By or In the Right of the Company. Subject to the exceptions contained in Section 4(a) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding (other than an action by or in the right of the Company to procure a judgment in its favor), in each case by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the

Company against all Indemnifiable Amounts incurred or paid by Indemnitee in connection with such Proceeding. The Company hereby agrees to indemnify Indemnitee’s spouse (whether by statute or at common law and without regard to the location of the governing jurisdiction) and children (including by way of adoption) as express third-party beneficiaries hereunder to the same extent and subject to the same limitations applicable to Indemnitee hereunder for claims arising out the status of such person as a spouse or child of Indemnitee, including claims seeking damages from marital property (including community property) and property held by Indemnitee and such spouse or property transferred to such spouse or child.

(b)    Proceedings By or In the Right of the Company. Subject to the exceptions contained in Section 4(b) below, if Indemnitee was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of Indemnitee’s Corporate Status, Indemnitee shall be indemnified by the Company against all Indemnifiable Expenses and, to the fullest extent permitted by law, amounts paid in settlement.

(c)    Conclusive Presumption Regarding Standard of Care. In making any determination required to be made under Delaware law with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee submitted a request therefor in accordance with Section 5 of this Agreement, and the Company shall have the burden of proof to overcome that presumption in connection with the making by any person, persons, entity, regulatory authority or court of any determination contrary to that presumption.

4.    Exceptions to Indemnification. Indemnitee shall be entitled to indemnification under Sections 3(a) and 3(b) above in all circumstances other than with respect to any specific claim, issue or matter involved in the Proceeding out of which Indemnitee’s claim for indemnification has arisen to which any of Sections 4(a), 4(b) or 4(c) below applies:

(a)    Proceedings Other Than By or In the Right of the Company. If indemnification is requested under Section 3(a) and it has been finally adjudicated by a court of competent jurisdiction that, in connection with such specific claim, issue or matter, Indemnitee failed to act (i) in good faith and (ii) in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder with respect to such claim, issue or matter.

(b)    Proceedings By or In the Right of the Company. If indemnification is requested under Section 3(b) and:

(i) it has been finally adjudicated by a court of competent jurisdiction that, in connection with such specific claim, issue or matter, Indemnitee failed to act (A) in good faith and (B) in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, Indemnitee shall not be entitled to payment of Indemnifiable Expenses, or amounts paid in settlement, hereunder with respect to such claim, issue or matter; or

(ii) it has been finally adjudicated by a court of competent jurisdiction that Indemnitee is liable to the Company with respect to such specific claim, issue or matter, Indemnitee shall not be entitled to payment of Indemnifiable Expenses, or amounts paid in settlement, hereunder with respect to such claim, issue or matter unless a Delaware Court or another court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Indemnifiable Expenses or amounts paid in settlement as such court shall deem proper; or

(iii) it has been finally adjudicated by a court of competent jurisdiction that Indemnitee is liable to the Company for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, the rules and regulations promulgated thereunder and amendments thereto or similar provisions of any federal, state or local statutory law, Indemnitee shall not be entitled to payment of Indemnifiable Expenses or amounts paid in settlement, hereunder with respect to such issue, claim or matter.

(c)    Insurance Proceeds. To the extent payment is actually made to Indemnitee under a valid and collectible insurance policy (excluding any policy obtained by Indemnitee for his or her own behalf) in respect of Indemnifiable Amounts in connection with such specific claim, issue or matter, Indemnitee shall not be entitled to payment of Indemnifiable Amounts hereunder except in respect of any excess beyond the amount of payment under such insurance.

5.    Procedure for Payment of Indemnifiable Amounts. Indemnitee shall submit to the Company a written request specifying the Indemnifiable Amounts for which Indemnitee seeks payment under Section 3 of this Agreement and the basis for the claim. The Company shall pay such Indemnifiable Amounts to Indemnitee within forty-five (45) calendar days of receipt of the request. At the request of the Company, Indemnitee shall furnish such documentation and information as are reasonably available to Indemnitee and necessary to establish that Indemnitee is entitled to indemnification hereunder.

6.    Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, and without limiting any such provision, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a party to and is successful, on the merits or otherwise, in any Proceeding, Indemnitee shall be indemnified against all Expenses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee against all Expenses reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Agreement, and to the fullest extent permitted by law, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, by reason of settlement, judgment, order or otherwise, shall be deemed to be a successful result as to such claim, issue or matter.

7.    Effect of Certain Resolutions. Neither the settlement or termination of any Proceeding nor the failure of the Company to award indemnification or to determine that indemnification is payable nor a determination by the Company that Indemnitee is not entitled to indemnification shall create a presumption that Indemnitee is not entitled to indemnification hereunder. In addition, the termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, had reasonable cause to believe that Indemnitee’s action was unlawful.

8.    Agreement to Advance Expenses; Undertaking. The Company shall advance all Expenses incurred by or on behalf of Indemnitee in connection with any Proceeding, including a Proceeding by or in the right of the Company, in which Indemnitee is involved by reason of such Indemnitee’s Corporate Status within ten (10) calendar days after the receipt by the Company of a written statement from Indemnitee requesting such advance or advances from time to time (together with documentation (including invoices for attorneys’ fees) evidencing the incurrence of Indemnifiable Expenses, which may be redacted to preserve any privilege accorded by applicable law), whether prior to or after final disposition of such Proceeding. Advances shall be made without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under this Agreement. Advances shall in all events continue until the final disposition of any Proceeding, including any appeal therein. To the extent required by Delaware law, Indemnitee hereby undertakes to repay any and all of the amount of Indemnifiable Expenses paid to Indemnitee if it is finally determined by a court of competent jurisdiction in accordance with Section 4 above that Indemnitee is not entitled under this Agreement to indemnification with respect to such Expenses. This undertaking is an unlimited general obligation of Indemnitee.

9.    Witness Fees and Other Expenses and Liabilities.

(a)    Witness Fees. Notwithstanding any other provisions of this Agreement, to the extent Indemnitee is, by reason of his or her Corporate Status, a witness in any Proceeding, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection therewith unless he or she is made or threatened to be made a party to such Proceeding (in which case the other provisions of this Agreement shall apply).

(b)    Other Expenses and Liabilities. Notwithstanding any other provision of this Agreement, to the extent Indemnitee incurs Expenses or Liabilities by reason of his or her Corporate Status contemplated by clauses (iv) or (v) of Section 1(a), he or she shall be reimbursed for such Expenses and Liabilities pursuant to this paragraph unless (i) he or she is made or threatened to be made a party to a Proceeding by reason of such Corporate Status (in which case the other provisions of this Agreement shall apply) or (ii) it is finally adjudicated by a court of competent jurisdiction that Indemnitee failed to act (A) in good faith and (B) in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company.

(c)    Payment required by Section 9(a) or (b) shall be made by the Company within ten (10) calendar days after the receipt by the Company of a written request therefor (together with documentation (including invoices for attorneys’ fees) evidencing the incurrence of Expenses, which may be redacted to preserve any privilege accorded by applicable law).

10.    Remedies of Indemnitee.

(a)    Right to Petition Court. In the event that Indemnitee makes a request for payment of Indemnifiable Amounts under Sections 3 and 5 above or of Expenses and Liabilities under Section 9 above or a request for an advancement of Indemnifiable Expenses under Section 8 above and the Company fails to make such payment or advancement in a timely manner pursuant to the terms of this Agreement, Indemnitee may petition a Delaware Court to enforce the Company’s obligations under this Agreement.

(b)    Burden of Proof. In any judicial proceeding brought under Section 10(a) above, the Company shall have the burden of proving that Indemnitee is not entitled to payment of Indemnifiable Amounts (or in the case of Section 8 or 9, other Expenses and Liabilities) hereunder.

(c)    Expenses. To the fullest extent permitted by law, the Company agrees to reimburse (within ten (10) days after receipt by the Company of a written request therefor) Indemnitee in full for any Expenses incurred by Indemnitee in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under Section 10(a) above (or in any suit brought by the Company to obtain any amounts from Indemnitee pursuant to the undertaking provided in Section 8 above), or in connection with any claim or counterclaim brought by the Company in connection therewith, whether or not Indemnitee is successful in whole or in part in connection with any such action.

(d)    Failure to Act Not a Defense. The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses (or in the case of Section 8 or 9, other Expenses and Liabilities) under this Agreement shall not be a defense in any action brought under Section 10(a) above, and shall not create a presumption that such payment or advancement is not permissible.

11.    Defense of the Underlying Proceeding.

(a)    Notice/Cooperation by Indemnitee. Indemnitee agrees to notify the Company promptly upon being served with any summons, citation, subpoena, request for information or documents, complaint, indictment, information, or other document relating to any Proceeding which may result in the payment of Indemnifiable Amounts or the advancement of Indemnifiable Expenses hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to receive payments of Indemnifiable Amounts or advancements of Indemnifiable Expenses unless the Company’s ability to defend in such Proceeding is materially and adversely prejudiced thereby. Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

(b)    Defense by Company. Subject to the provisions of the last sentence of this Section 11(b) and of Section 11(c) below, the Company shall have the right to defend Indemnitee in any Proceeding which may give rise to the payment of Indemnifiable Amounts hereunder with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, provided, however that the Company shall notify Indemnitee of any such decision to defend within ten (10) calendar days of receipt of notice of any such Proceeding under Section 11(a) above. The Company shall not, without the prior written consent of Indemnitee, consent to the entry of any judgment against Indemnitee or enter into any settlement or compromise which (i) includes an admission or finding of fault of Indemnitee or (ii) does not include, as an unconditional term thereof, the full release of Indemnitee from all liability in respect of such Proceeding, which release shall be in form and substance reasonably satisfactory to Indemnitee. This Section 11(b) shall not apply to a Proceeding brought by Indemnitee under Section 10(a) above or pursuant to Section 20 below.

(c)    Indemnitee’s Right to Counsel. Notwithstanding the provisions of Section 11(b) above, if in a Proceeding to which Indemnitee is a party by reason of Indemnitee’s Corporate Status, (i) Indemnitee reasonably concludes that he or she may have separate defenses or counterclaims to assert with respect to any issue which may not be consistent with the position of other defendants in such Proceeding, (ii) Indemnitee reasonably determines (based upon the advice of counsel) that a conflict of interest or potential conflict of interest exists between Indemnitee and the Company, or between Indemnitee and another director or officer of the Company who is defended by the Company with the same counsel as counsel representing Indemnitee or (iii) if the Company fails to assume the defense of such proceeding in a timely manner, Indemnitee shall be entitled to be represented by separate legal counsel of Indemnitee’s choice at the expense of the Company. In addition, if the Company fails to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any action, suit or proceeding to deny or to recover from Indemnitee the benefits intended to be provided to Indemnitee hereunder, Indemnitee shall have the right to retain counsel of Indemnitee’s choice, at the expense of the Company, to represent Indemnitee in connection with any such matter.

12.    Representations and Warranties of the Company. The Company hereby represents and warrants to Indemnitee as follows:

(a)    Authority. The Company has all necessary power and authority to enter into, and be bound by the terms of, this Agreement, and the execution, delivery and performance of the undertakings contemplated by this Agreement have been duly authorized by the Company.

(b)    Enforceability. This Agreement, when executed and delivered by the Company in accordance with the provisions hereof, shall be a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally.

13.    Insurance. The Company shall, from time to time, make the good faith determination whether or not it is practicable for the Company to obtain and maintain a policy or policies of insurance with a reputable insurance company providing Indemnitee with coverage for losses from wrongful acts. For so long as Indemnitee shall remain a director or officer of the Company and with respect to any such prior service, in all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s officers and directors. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, or if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit. The Company shall promptly notify Indemnitee of any good faith determination not to provide such coverage.

14.    Contract Rights Not Exclusive. The rights to payment of Indemnifiable Amounts and advancement of Indemnifiable Expenses provided by this Agreement shall be in addition to, but not exclusive of, any other rights which Indemnitee may have at any time under applicable law, the Charter or By‑laws, or any other agreement, vote of stockholders or directors (or a committee of directors), or otherwise, both as to action in Indemnitee’s official capacity and as to action in any other capacity as a result of Indemnitee’s serving as a director or officer of the Company.

15.    Successors. This Agreement shall be (a) binding upon all successors and assigns of the Company (including any transferee of all or a substantial portion of the business, stock and/or assets of the Company and any direct or indirect successor by merger or consolidation or otherwise by operation of law) and (b) binding on and shall inure to the benefit of the heirs, personal representatives, executors and administrators of Indemnitee. This Agreement shall continue for the benefit of Indemnitee and such heirs, personal representatives, executors and administrators after Indemnitee has ceased to have Corporate Status.

16.    Subrogation. In the event of any payment of Indemnifiable Amounts under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of contribution or recovery of Indemnitee against other persons (excluding an insurer providing insurance obtained by Indemnitee for his or her own behalf), and Indemnitee shall take, at the request of the Company, all reasonable action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

17.    Indemnitor of Last Resort. Notwithstanding anything in this Agreement to the contrary, whenever Indemnitee is entitled to amounts as indemnification or advancement of expenses from the Company and from an Entity that is not wholly owned, directly or indirectly, by the Company (such Entity, a “Primary Source”), the Company shall pay such amounts as indemnification or advancement pursuant to, and on the terms and conditions of, the other provisions of this Agreement on the understanding that the Company is the indemnitor of last resort, and the Company shall be entitled to repayment of such amounts. Indemnitee hereby undertakes to repay such amounts to the extent Indemnitee has received indemnification or advancement from the Primary Source, and the Company shall be subrogated to the extent of its payment of such amounts to all of the rights of contribution or recovery of Indemnitee against the Primary Source, and Indemnitee shall take all action reasonably necessary to secure such payment by the Primary Source, including the execution of such documents as are necessary to enable the Company to bring suit to enforce such payment.

18.    Change in Law. To the extent that a change in Delaware law or other applicable law or regulation (whether by statute or judicial decision) shall permit broader indemnification or advancement of expenses than is provided under the terms of the By‑laws and this Agreement, Indemnitee shall be entitled to such broader indemnification and advancements, and this Agreement shall be deemed to be amended to such extent, but subject in all events to the limitations set forth in Section 20.

19.    Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement, or any clause thereof, shall be determined by a court of competent jurisdiction to be illegal, invalid or unenforceable, in whole or in part, such provision or clause shall be limited or modified in its application to the minimum extent necessary to make such provision or clause valid, legal and enforceable, and the remaining provisions and clauses of this Agreement shall remain fully enforceable and binding on the parties.

20.    Indemnitee as Plaintiff. Except as provided in Section 10 of this Agreement and in the next sentence of this Section 20, Indemnitee shall not be entitled to payment of Indemnifiable Amounts or advancement of Indemnifiable Expenses with respect to any Proceeding brought by Indemnitee against the Company, any Entity which it controls, any current or former director or officer thereof, or any third party, unless the Board of Directors of the Company has consented to the initiation of such Proceeding. This Section shall not apply to counterclaims (whether permissive or mandatory) or affirmative defenses asserted by Indemnitee in connection with any claim not initiated by Indemnitee.

21.    Modifications and Waiver. Except as provided in Section 18 above with respect to changes in Delaware law which broaden the right of Indemnitee to be indemnified by the Company, no supplement, modification or amendment of this Agreement shall be binding unless executed in writing by each of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver.

22.    General Notices. All notices, requests, demands and other communications hereunder shall be in writing (and not by electronic transmission other than a facsimile) and shall be deemed to have been duly given (a) when delivered by hand, (b) when transmitted by facsimile and receipt is acknowledged, or (c) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

(i)    If to Indemnitee, to:

________________________
________________________
________________________
________________________

(ii)    If to the Company, to:

Boston Properties, Inc.
800 Boylston Street, Suite 1900
Boston, Massachusetts, 02199
Attn: General Counsel

or to such other address as may have been furnished in the same manner by any party to the others.

23.    Governing Law; Consent to Jurisdiction; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws. Each of the Company and Indemnitee hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware and the courts of the United States of America located in the State of Delaware (the "Delaware Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in an inconvenient forum. Each of the parties hereto agrees, (a) in the case of the Company, to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party's agent for acceptance of legal process, and (b) that service of process may also be made on any party to this Agreement by prepaid certified mail with a proof of mailing receipt validated by the United States Postal Service constituting evidence of valid service directed to the address set forth in Section 22 or such other address of such person maintained on the records of the Company. Service made pursuant to (a) or (b) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware. For purposes of implementing the Company’s agreement to appoint and maintain an agent for service of process in the State of Delaware, the Company does hereby appoint The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, as such agent and the Company hereby agrees to complete all actions necessary for such appointment.

24.    Joint and Several Liability. BXP and the Operating Partnership each agree to be held jointly and severally liable for their obligations under this Agreement.

25.    [Prior Agreement. Indemnitee and the Company agree that the Indemnification Agreement by and among BXP, the Operating Partnership and Indemnitee dated as of [________, ___] is terminated upon the execution of this Agreement.]

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

INDEMNITEE

____________________________________

BOSTON PROPERTIES, INC.

By:_________________________________
Name:
Title:

BOSTON PROPERTIES LIMITED PARTNERSHIP

By:	Boston Properties, Inc., its general partner

By:_________________________________
Name:
Title:

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